Exhibit 5

EXCHANGE AND SUBSCRIPTION AGREEMENT

This Exchange and Subscription Agreement (this “Agreement”) is entered into on             , 2013, by and among (i) Triton Media Group, LLC, a Delaware limited liability company (“Triton”), (ii) OCM Principal Opportunities Fund III, L.P., a Delaware limited partnership, OCM Principal Opportunities Fund IIIA, L.P., a Delaware limited partnership, and OCM Principal Opportunities Fund IV, L.P., a Delaware limited partnership (collectively, “Oaktree”), (iii) Gores Radio Holdings, LLC, a Delaware limited liability company (“Gores”), (iv) Black Canyon Direct Investment Fund L.P., a Delaware limited partnership, Canyon Value Realization Fund, L.P., a Delaware limited partnership and Finvest Capital Limited, an exempted company incorporated in the Cayman Islands with limited liability (collectively, “Black Canyon” and together with Triton, Oaktree and Gores, the “Investors”), (v) The Canyon Value Realization Fund (Cayman), Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“VRF Cayman”), and (vi) DG LA Members, LLC, a Delaware limited liability company (“Issuer”). Issuer, the Investors and VRF Cayman are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

The Investors are the holders of certain equity and debt interests in Dial Global, Inc., a Delaware corporation (f/k/a Westwood One, Inc.) (“Dial Global”).

The Investors desire to contribute, transfer and assign all right, title and interest in and to such equity and debt interests to Issuer in exchange for the issuance by Issuer to the Investors of certain equity interests in Issuer (the “Exchange”), and certain Investors desire to subscribe for and purchase from Issuer additional equity interests in Issuer (the “Subscription”).

At the Closing (as defined below), on the terms of this Agreement, certain of the Parties intend to consummate the Exchange pursuant to which each Investor would contribute, transfer and assign to Issuer all of its right, title and interest in and to each Senior Subordinated Unsecured PIK Note issued by Dial Global (“Dial Global PIK Note”), each share of Series A Preferred Stock, par value $0.01 per share, of Dial Global (“Dial Global Preferred Stock”), and each share of Class A Common Stock, par value $0.01 per share, and/or Class B Common Stock, par value $0.01 per share, of Dial Global (together, “Dial Global Common Stock” and collectively with the Dial Global PIK Notes and Dial Global Preferred Stock, the “Dial Global Interests”), held beneficially or of record by such Investor, in each case in exchange for the issuance by Issuer to such Investor of Class B Preferred Units (“Class B Preferred Units”), Class C Preferred Units (“Class C Preferred Units”), and/or Common Units (“Common Units”), as applicable, of Issuer, as set forth on Schedule A attached hereto.

At the Closing, on the terms of this Agreement, certain of the Parties intend to consummate the Subscription pursuant to which each of Oaktree and Gores would subscribe for and purchase from Issuer a number of Class A Preferred Units of Issuer (“Class A Preferred Units”) and Common Units, in each case as set forth opposite such Investor’s name on Schedule A attached hereto, in exchange for payment of the cash purchase price opposite such Investor’s name on Schedule A attached hereto (with respect to each such Investor, the “Subscription Price”).

The Parties wish to memorialize certain agreements related to the Exchange and the Subscription.

NOW THEREFORE, in consideration of the mutual agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Exchange.

(a) Exchange of Dial Global PIK Notes for Class B Preferred Units. At the Closing, each of Oaktree, Gores and Black Canyon shall contribute, transfer and assign to Issuer all right, title and interest in and to each Dial Global PIK Note held beneficially or of record by such Investor, together with a duly executed note power, in exchange for the issuance by Issuer to such Investor of a number of Class B Preferred Units, in each case as set forth opposite such Investor’s name on Schedule A attached hereto.

(b) Exchange of Dial Global Preferred Stock for Class C Preferred Units. At the Closing, Triton shall contribute, transfer and assign to Issuer all right, title and interest in and to each share of Dial Global Preferred Stock held beneficially or of record by such Investor, together with a duly executed stock power, in exchange for the issuance by Issuer to such Investor of a number of Class C Preferred Units, in each case as set forth opposite such Investor’s name on Schedule A attached hereto.

(c) Exchange of Dial Global Common Stock for Common Units. At the Closing, each of Triton and Gores shall contribute, transfer and assign to Issuer all right, title and interest in and to each share of Dial Global Common Stock held beneficially or of record by such Investor, together with a duly executed stock power, in exchange for the issuance by Issuer to such Investor of a number of Common Units, in each case as set forth opposite such Investor’s name on Schedule A attached hereto.

2. Subscription. At the Closing, each of Oaktree and Gores shall subscribe for and purchase from Issuer a number of Class A Preferred Units and Common Units, in each case as set forth opposite such Investor’s name on Schedule A attached hereto, in exchange for payment by such Investor, in cash, by wire transfer of immediately available funds, of such Investor’s Subscription Price.

3. Closing; Deliveries.

(a) Closing. The closing of the Exchange, the Subscription and the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 333 South Hope Street, Los Angeles, California 90071, at 9:00 am Los Angeles time, on the date hereof.

(b) Actions to be Taken at Closing. At the Closing, the Parties shall take the following actions:

(i) Subscription Price. Each of Oaktree and Gores shall deliver to Issuer, by wire transfer of immediately available funds, to an account designated in writing by Issuer, such Investor’s Subscription Price.

(ii) Dial Global PIK Notes. Each of Oaktree, Gores and Black Canyon shall deliver to Issuer the original copy of each the Dial Global PIK Notes held beneficially or of record by such Investor, in each case together with a duly executed note power.

(iii) Dial Global Preferred Stock. Triton shall deliver to Issuer certificates representing each share of Dial Global Preferred Stock held beneficially or of record by such Investor, in each case together with a duly executed stock power.

(iv) Dial Global Common Stock. Each of Triton and Gores shall deliver to Issuer certificates representing each share of Dial Global Common Stock held beneficially or of record by such Investor, in each case together with a duly executed stock power.

(v) Issuance of Issuer Units. Upon the payment of the applicable Subscription Prices and the delivery of the instruments described above in this Section 3(b), Issuer shall issue to each Investor, and shall record on Issuer’s books and records the issuance to each such Investor of the Class A Preferred Units, Class B Preferred Units, Class C Preferred Units and Common Units, as applicable (collectively, the “Issuer Units”), in each case as set forth opposite such Investor’s name on Schedule A attached hereto.

(vi) Issuer LLC Agreement. Each Investor shall execute and deliver to Issuer a counterpart to the Amended and Restated Limited Liability Company Agreement of Issuer, dated the date hereof (“LLC Agreement”).

4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to the Investors as follows:

(a) Issuer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Issuer has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Issuer enforceable in accordance with its terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles).

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any Law or other restriction of any Governmental Authority to which Issuer is subject or any provision of Issuer’s certificate of formation or LLC Agreement, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Issuer is a party or by which it is bound or to which any of its assets is subject, except as would not adversely affect the business, financial condition or results of operation of Issuer. Issuer is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated hereby, except as may be necessary as a result of any facts or circumstances relating solely to any Investor.

5. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to Issuer, solely as to itself and not with respect to any other Investor, that:

(a) Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of such Investor’s organization. Such Investor has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Investor enforceable in accordance with its terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles).

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any Law or other restriction of any Governmental Authority to which such Investor is subject or, if applicable, any provision of such Investor’s governing documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Investor is a party or by which it is bound or to which any of such Investor’s assets is subject, except as would not adversely affect the ability of Investor to perform its obligations hereunder. Such Investor is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated hereby, except as may be necessary as a result of any facts or circumstances relating solely to such Issuer or any other Investor on the date hereof.

(c) Such Investor beneficially owns all of the Dial Global Interests set forth opposite such Investor’s name on Schedule A attached hereto. All such Dial Global Interests are, and when transferred to Issuer pursuant to the Exchange will be, free and clear of any and all restrictions on transfer (other than any restrictions under the Securities Act and state securities Laws), taxes, options, warrants, purchase rights, contracts, commitments, equities, claims, demands or liens. Other than, in the case of Gores, the Amended and Restated Investor Rights Agreement, dated October 21, 2011, by and among Gores, Dial Global and certain other Persons party thereto, such Investor is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Dial Global Interests.

(d) Such Investor is an “accredited investor” as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

(e) Such Investor has such knowledge, experience and skill in evaluating and investing in securities, based on actual participation in financial, investment and business matters, so that such Investor is capable of evaluating the merits and risks of an investment in the Issuer Units and has such knowledge, experience and skill in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in Issuer and the suitability of the Issuer Units as an investment and can bear the economic risk of an investment in the Issuer Units. No guarantees have been made or can be made with respect to the future value, if any, of the Issuer Units, or the profitability or success of Issuer’s business.

(f) Such Investor is acquiring the Issuer Units for such Investor’s own account, not as a nominee or agent, with the present intention of holding such securities for purposes of investment, and not with a view to the sale or distribution of any part thereof, and that such Investor has no intention of selling, granting any participation in, or otherwise distributing such securities in a public distribution in violation of the federal securities Laws or any applicable state securities Laws.

(g) Such Investor understands and acknowledges that the offering of the Issuer Units pursuant to this Agreement will not be registered under the Securities Act and the rules and regulations promulgated thereunder on the grounds that the offering and sale of the Issuer Units contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that Issuer’s reliance upon such exemption is predicated upon such Investor’s representations set forth in this Agreement. Such Investor further understands that no public market now exists for any of the securities issued by Issuer and that Issuer has not made any assurances that a public market will ever exist for its securities.

(h) Each certificate or instrument representing the Issuer Units, if certificates representing the Units are issued, shall be imprinted with a legend in substantially the following form:

“THE UNITS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON                    , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN AN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF             , 2013, AS AMENDED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”). A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

6. Certain Definitions. Capitalized terms used and not otherwise defined herein have the meanings set forth below:

“Governmental Authority” means any federal, state, local, municipal, foreign, or other government; governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Law” means any law, statute, rule, regulation, ordinance and other pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or Governmental Authority.

7. Registration Agreement. Promptly following the Closing, Issuer shall execute and deliver to Dial Global a counterpart to the Registration Agreement, dated as of October 21, 2011, entered into by and among Dial Global, Triton and Gores (as may be amended from time to time, the “Registration Agreement”), as contemplated by Section 12(g) of the Registration Agreement, and Issuer shall thereafter have all of the rights of the holder(s) of Triton Registrable Securities and Gores Registrable Securities under, and as such capitalized terms are defined in, the Registration Agreement.

8. Letter Agreement. Each of Black Canyon, VRF Cayman, Oaktree and Triton expressly waives the provisions of Section 3(c) of the letter agreement, dated July 29, 2011 (as may be amended from time to time, the “BCC/OCM/Triton Letter Agreement”) and agrees and consents to the transactions contemplated by this Agreement notwithstanding the provisions thereof. In addition, each of Black Canyon, VRF Cayman, Oaktree and Triton hereby agrees that the BCC/OCM/Triton Letter Agreement is hereby terminated and of no further force or effect, with no further liabilities or obligations of any of such Parties thereunder and such termination to be effective immediately prior to the Closing.

9. Termination of Co-Sale Agreement. Each of Triton and Gores agrees that the Co-Sale Agreement, entered into as of November 1, 2011, by and between such Parties (the “Co-Sale Agreement”) is hereby terminated and of no further force or effect, with no further liabilities or obligations of either of such Parties thereunder and such termination to be effective immediately prior to the Closing. For the avoidance of doubt, each of Triton and Gores agrees that the provisions of the Co-Sale Agreement shall have no bearing on the transactions contemplated by this Agreement and each of them hereby waives compliance by the other with the terms of the Co-Sale Agreement as they apply to the transactions contemplated by this Agreement.

10. Notice of Assignment of Dial Global PIK Notes. Each Investor transferring Dial Global PIK Notes pursuant to Section 1(a) shall, promptly following the Closing, deliver notice of such transfer, in accordance with Section 14 of the applicable Dial Global PIK Note, to the Senior Agent (as such term is defined in the Dial Global PIK Notes).

11. Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without regard to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

12. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

13. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

14. Miscellaneous.

(a) Each Investor will, upon request of Issuer, execute and deliver any additional documents and instruments reasonably deemed by Issuer to be necessary or desirable to complete or evidence the transactions contemplated by this Agreement.

(b) This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(c) This Agreement and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail or a facsimile machine, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

(d) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(e) This Agreement and the documents referred to herein constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

*    *    *    *

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date written above.

ISSUER:

DG LA MEMBERS, LLC

By:	Gores Radio Holdings, LLC, its Managing Member
By:	The Gores Group, LLC, its Manager

By:
Name:
Title:

By:	OCM Principal Opportunities Fund III, L.P.
Its:	Managing Member

By:	OCM Principal Opportunities Fund III GP, L.P.
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	General Partner

By:
Name:
Title:	Authorized Signatory

By:
Name:
Title:	Authorized Signatory

[Signature Pages—Exchange and Subscription Agreement]

By:	OCM Principal Opportunities Fund IIIA, L.P.
Its:	Managing Member

By:	OCM Principal Opportunities Fund III GP, L.P.
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	General Partner

By:
Name:
Title:	Authorized Signatory

By:
Name:
Title:	Authorized Signatory

By:	OCM Principal Opportunities Fund IV, L.P.
Its:	Managing Member

By:	OCM Principal Opportunities Fund IV GP, L.P.
Its:	General Partner

By:	OCM Principal Opportunities Fund IV GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:
Name:
Title:

By:
Name:
Title:

[Signature Pages—Exchange and Subscription Agreement]

INVESTORS:

TRITON MEDIA GROUP, LLC

By:
Name:
Title:

OCM PRINCIPAL OPPORTUNITIES FUND III, L.P.
OCM PRINCIPAL OPPORTUNITIES FUND IIIA, L.P.

By:	OCM Principal Opportunities Fund III GP, L.P.
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	General Partner

By:
Name:
Title:	Authorized Signatory

By:
Name:
Title:	Authorized Signatory

OCM PRINCIPAL OPPORTUNITIES FUND IV, L.P.

By:	OCM Principal Opportunities Fund IV GP, L.P.
Its:	General Partner

By:	OCM Principal Opportunities Fund IV GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:
Name:
Title:

By:
Name:
Title:

[Signature Pages—Exchange and Subscription Agreement]

GORES RADIO HOLDINGS, LLC

By:	The Gores Group, LLC, its Manager

By:
Name:
Title:

BLACK CANYON DIRECT INVESTMENT FUND, L.P.

By:	Black Canyon Investments L.P., its General Partner

By:	Black Canyon Investments LLC, its General Partner

By:	Black Canyon Capital LLC, its Managing Member

By:
Name:
Title:

CANYON VALUE REALIZATION FUND, L.P.

By:	Canpartners Investments III, LLC, its General Partner

By:	Canyon Capital Advisors LLC, its Manager

By:
Name:
Title:

FINVEST CAPITAL LIMITED

By:	Canyon Capital Advisors LLC, its Investment Advisor

By:
Name:
Title:

[Signature Pages—Exchange and Subscription Agreement]

THE CANYON VALUE REALIZATION FUND (CAYMAN), LTD.

By:	Canyon Capital Advisors LLC, its Investment Advisor

By:
Name:
Title:

[Signature Pages—Exchange and Subscription Agreement]

Schedule A*

Investor	Subscription Price	Class A Preferred Units	Original Principal Amount of Dial Global PIK Notes	Class B Preferred Units	Dial Global Preferred Stock	Class C Preferred Units	Dial Global Class A Common Stock	Dial Global Class B Common Stock	Common Units
Triton Media Group, LLC	N/A	0	0	0	9,691.374	11,223,246	71,428	34,237,638	34,309,066
OCM Principal Opportunities Fund III, L.P.	$7,773,370	7,773,370	$13,221,306.21	16,454,466	0	0	0	0	4,277,483
OCM Principal Opportunities Fund IIIA, L.P.	$126,396	126,396	$214,980.59	267,585	0	0	0	0	69,552
OCM Principal Opportunities Fund IV, L.P.	$2,344,756	2,344,756	$3,988,068.82	4,963,921	0	0	0	0	1,290,258
Gores Radio Holdings, LLC	$6,255,478	6,255,478	$10,639,604.88	13,243,041	0	0	17,141,549	0	20,583,776
Black Canyon Direct Investment Fund L.P.	N/A	0	$940,889.48	1,171,118	0	0	0	0	0
Canyon Value Realization Fund, L.P.	N/A	0	$124,737.45	155,260	0	0	0	0	0
Finvest Capital Limited	N/A	0	$870,412.58	1,083,3961	0	0	0	0	0
TOTAL:	$16,500,000	16,500,000	$30,000,000.01	37,340,787	9,691.374	11,243,246	17,212,977	34,237,638	60,530,135

*	The amounts listed in the tables above are subject to change and will be finalized upon the effective date of the Exchange and Subscription Agreement.